EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Phoenix Technologies, Ltd. pertaining to the 1999 Stock Plan and 1999 Director Option Plan of our report dated December 17, 2004, with respect to the consolidated financial statements and schedule of Phoenix Technologies, Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

June 1, 2005